UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2018

Nightfood Holdings, Inc.

Exact name of registrant as specified in its charter)

Nevada	000-55406	46-3885019
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 White Plains Road – Suite 500, Tarrytown, New York	10591
(Address of principal executive offices)	(Zip Code)

888-888-6444

Registrant’s telephone number, including area code

NA

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 10, 2018, the Registrant received proceeds of $62,500 in conjunction with a promissory note from and a Securities Purchase Agreement with, Eagle Equities entered into on April 10, 2018, and a maturity date of April 10, 2019.  The note has a face value of $62,500 and carries an 8% interest rate.  Should the Note not be paid in full prior to maturity, any remaining balance would be convertible into the Registrant’s common stock at a discount to market.

The proceeds will be used to fund continued development of the Half-Baked line of non-THC snacks, the development and distribution of a Half-Baked line of THC-infused snacks, scaling online Nightfood revenue, and ongoing NGTF operating expenses.

The forgoing is a summary of the notes and securities purchase agreements and is qualified in its entirety by the notes and security purchase agreements, which are exhibits hereto.

 Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Company has announced that, as of April 9, 2018, Mr. Peter Leighton is no longer involved in providing consulting services to the Company, and will no longer be serving under the title of CMO or VP of Marketing. Leighton cited conflicting time demands rather than actions of the Company.

As was disclosed in reports filed by the Company, although Leighton was assigned the title of CMO and VP Marketing upon formation of the public entity, for the last several years Leighton had served the Company only as an advisor on an “as available” basis. While he has been a periodic advisor for the Company since its inception, the Company has never issued any cash or stock compensation to Leighton or any other affiliated company for his marketing services beyond the 4,000,000 shares received before we were public.

Most recently, Leighton was had acted as the liaison between the Company and the food & nutraceutical development company mentioned, but unnamed, in the Company news release dated March 23, 2018. The Company has now engaged directly with that development company under a new agreement. Progress on this, and all company projects, including the entry of the Company into the California THC-infused edibles market, continues uninterrupted. Mr. Leighton has never had any involvement in development of THC-infused products for the Company.

Mr. Leighton reviewed this information prior to filing and did not request any changes.

Item 9.01   Financial Statements and Exhibits

Financial Information

None

Exhibits:

10.1	Eagle Securities Purchase Agreement dated April 10, 2018
10.2	Eagle Note dated April 10, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIGHTFOOD HOLDINGS, INC.

April 13, 2018	By:	/s/ Sean Folkson
Sean Folkson Chief Executive Officer

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